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                                 November 21, 1997


Resource Asset Investment Trust
1521 Locust Street - 6th Floor
Philadelphia, PA  19102

         Re:  Resource Asset Investment Trust Qualification as
                  Real Estate Investment Trust

Ladies and Gentlemen:

         We have acted as counsel to Resource Asset Investment Trust, a Maryland real estate investment trust (the "Company"), in connection with the preparation of a Form S-11 registration statement (the "Registration Statement"), filed with the Securities and Exchange Commission on September 3, 1997 (No. 333-35077), as amended through the date hereof, with respect to the offering and sale (the "Offering") of up to 8,625,000 shares of beneficial interest, par value $0.01 per share of the Company (the "Common Shares"), and the Company's contribution of the net proceeds of the Offering to its wholly-owned subsidiaries, RAIT General, Inc., a Delaware corporation (the "General Partner"), and RAIT Limited, Inc., a Delaware corporation (the "Limited Partner"), and the contribution of such proceeds by the General Partner and the Limited Partner to RAIT Limited Partnership, L.P., a Delaware limited partnership (the "Partnership"), in exchange for a 1% general partnership interest and a 99% limited partnership interest, respectively, in the Partnership. You have requested our opinion regarding certain U.S. federal income tax matters in connection with the Offering.

         The Partnership has contracted to acquire certain mortgage loans and other interests in real estate. The Partnership will invest the balance of the proceeds contributed by the General Partner and the Limited Partner in short-term interest-bearing securities until the Partnership identifies additional real estate-related assets for acquisition.

         In giving this opinion letter, we have examined the following:


         1. the Company's Declaration of Trust, as duly filed with the Secretary of State of the State of Maryland on August 14, 1997;


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Resource Asset Investment Trust
November 21, 1997
Page 2


         2. the Company's Restated and Amended Declaration of Trust, a form of which is filed as an exhibit to the Registration Statement;

         3. the Company's Bylaws;

         4. the Registration Statement, including the prospectus contained as part of the Registration Statement (the "Prospectus");

         5. the Articles of Incorporation of the General Partner and the Limited Partner;

         6. the Limited Partnership Agreement of the Partnership (the "Partnership Agreement") between the General Partner and the Limited Partner, in the form filed as an exhibit to the Registration Statement; and

         7. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

         In connection with the opinions rendered below, we have assumed, with your consent, that;

         1. each of the documents referred to above has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy, and has not been amended;

         2. during its short taxable year ending December 31, 1997 and future taxable years, the Company will operate in a manner that will make the representations contained in a certificate, dated , 1997 and executed by a duly appointed officer of the Company (the "Officer's Certificate"), true for such years;

         3. the Company will not make any amendments to its organizational documents, the General Partner's or the Limited Partner's organizational documents, or the Partnership Agreement after the date of this opinion that would affect its qualification as a real estate investment trust (a "REIT") for any taxable year; and

         4. no action will be taken by the Company, the General Partner, the Limited Partner, or the Partnership after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

         In connection with the opinions rendered below, we also have relied upon the correctness of the representations contained in the Officer's Certificate. No facts have come to our attention,


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Resource Asset Investment Trust
November 21, 1997
Page 3


however, that would cause us to question the accuracy and completeness of the facts contained in the documents and assumptions set forth above, the representations set forth in the Officer's Certificate, or the Prospectus in a material way. In addition, to the extent that any of the representations provided to us in the Officer's Certificate are with respect to matters set forth in the Internal Revenue Code of 1986, as amended (the "Code"), or the Treasury regulations thereunder (the "Regulations"), we have reviewed with the individuals making such representations the relevant portion of the Code and the applicable Regulations.

         Based on the documents and assumptions set forth above, the representations set forth in the Officer's Certificate, and the discussion in the Prospectus under the caption "Federal Income Tax Considerations" (which is incorporated herein by reference), we are of the opinion that:

             (a) commencing with the Company's short taxable year beginning on the date of its formation and ending December 31, 1997, the Company will qualify to be taxed as a REIT pursuant to sections 856 through 860 of the Code, and the Company's organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the code; and

             (b) the descriptions of the law and the legal conclusions contained in the Prospectus under the caption "Federal Income Tax Considerations" are correct in all material respects, and the discussion thereunder fairly summarizes the federal income tax considerations that are likely to be material to a holder of the Common Shares.

We will not review on a continuing basis the Company's compliance with the documents or assumptions set forth above, or the representations set forth in the Officer's Certificate. Accordingly, no assurance can be given that the actual results of the Company's operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.

         The foregoing opinions are based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions. The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Ledgewood Law Firm, P.C. under the caption "Federal Income Tax considerations" in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as


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Resource Asset Investment Trust
November 21, 1997
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amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

         The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressee, and it may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

                                                  Very truly yours,


                                                  /s/ Ledgewood Law Firm, P.C.
                                                  -----------------------------
                                                  LEDGEWOOD, LAW FIRM, P.C.